                                                                      EXHIBIT 12

                               LAND O'LAKES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                                                         Year Ended December 31,
                                                                                         -----------------------
                                                                     2002          2001         2000        1999         1998
                                                                     ----          ----         ----        ----         ----
Earnings before income taxes ..............................          $  96,685    $ 66,087     $ 90,032    $ 21,498     $ 70,048
Plus: Fixed Charges(1) ....................................             78,848      67,269       63,009      53,602       35,670
Less: Capitalized interest ................................                143         126        1,457       1,735        1,784
                                                                 ------------------------------------------------------------------
        Earnings available to cover fixed charges .........          $ 175,390    $133,230     $151,584    $ 73,365     $103,934
Ratio of earnings to fixed charges ........................               2.2x        2.0x         2.4x        1.4x         2.9x


(1) Fixed charges consist of the following:

                                                                                         Year Ended December 31,
                                                                                         -----------------------
                                                                     2002          2001         2000        1999         1998
                                                                     ----          ----         ----        ----         ----
Interest expense ..........................................          $  64,044    $ 55,684     $ 52,439    $ 44,702     $ 27,170
Rentals (interest factor) .................................             14,804      11,585       10,570       8,900        8,500
                                                                 ------------------------------------------------------------------
    Total fixed charges ...................................          $  78,848    $ 67,269     $ 63,009    $ 53,602     $ 35,670